Exhibit 21

Subsidiaries of

The Manitowoc Company, Inc. (WI)

1	ACE Marine LLC	(Wisconsin)
2	Appliance Scientific, Inc.	(Delaware)
3	Axiome de Re S.A.	(Luxembourg)
4	Beleggingsmaatsch appli Interbu BV	(Netherlands)
5	Berisford (HG), Inc.	(United Kingdom)
6	Berisford (Jersey) Ltd.	(Channel Islands)
7	Berisford (Overseas) Limited	(United Kingdom)
8	Berisford (UK) Ltd.	(United Kingdom)
9	Berisford Bristar (Investments) Limited	(United Kingdom)
10	Berisford Bristar Limited.	(United Kingdom)
11	Berisford Capital Corporation	(New York)
12	Berisford Charter Residential Limited	(United Kingdom)
13	Berisford Holdings Inc.	(Delaware)
14	Berisford Holdings Limited	(United Kingdom)
15	Berisford Inc.	(Delaware)
16	Berisford Industries Limited	(United Kingdom)
17	Berisford Limited	(United Kingdom)
18	Berisford Metals Corporation	(Delaware)
19	Berisford Properties (USA) Ltd.	(Delaware)
20	Berisford Property Development (USA) Ltd.	(New York)
21	Berisford Treasury Limited	(United Kingdom)
22	Boek-en Offsetdrukkerij Kuyte B.V.	(Netherlands)
23	Cable Street Limited	(United Kingdom)
24	Cadillon GmbH	(Germany)
25	Charles Needham Industries Inc.	(Texas)
26	Cleveland Range Ltd.	(Canada)
27	Cleveland Range, LLC	(Delaware)
28	Convotherm Elecktrogerate GmbH	(Germany)
29	Convotherm India Private Limited	(India)
30	Convotherm Limited	(United Kingdom)
31	Convotherm Singapore PTE LTD	(Singapore)
32	Cranehearth Limited	(United Kingdom)
33	Cross Lane Holdings Ltd.	(Channel Islands)
34	DRI Holding Company, LP	(Delaware)
35	Ecclesfield Properties Limited.	(United Kingdom)
36	Elvadene Limited	(United Kingdom)
37	Enodicom Limited	(United Kingdom)
38	Enodicom Number 2 Limited	(United Kingdom)
39	Enodis Clifton Park Ltd.	(United Kingdom)
40	Enodis Corporation	(Delaware)
41	Enodis Foodservice Equipment (Shanghai) Co. Ltd.	(China)
42	Enodis France S.A.	(France)
43	Enodis Group Holdings, US Inc.	(Delaware)
44	Enodis Group Italian Branch	(Italy)
45	Enodis Group Limited.	(United Kingdom)
46	Enodis Hanover	(United Kingdom)
47	Enodis Holding Deutschland GmbH	(Germany)
48	Enodis Holdings Inc.	(Delaware)
49	Enodis Holdings Ltd.	(United Kingdom)
50	Enodis Industrial Holdings, Limited	(United Kingdom)
51	Enodis International Ltd.	(United Kingdom)
52	Enodis Investments Ltd.	(United Kingdom)
53	Enodis Limited	(United Kingdom)
54	Enodis Maple Leaf Ltd.	(United Kingdom)

55	Enodis Nederland B.V.	(Netherlands)
56	Enodis Oxford	(United Kingdom)
57	Enodis Property Development Ltd.	(United Kingdom)
58	Enodis Property Group Ltd.	(United Kingdom)
59	Enodis Regent	(United Kingdom)
60	Enodis Strand Ltd.	(United Kingdom)
61	Enodis Technology Center, Inc.	(Delaware)
62	Environnemental Rehab, Inc.	(Wisconsin)
63	Erlanger Minerals and Metals, Inc.	(Delaware)
64	Fabristeel (M) Sdn Bhd	(Malaysia)
65	Fabristeel Private Limited	(Singapore)
66	Flintrock Holdings Inc.	(Delaware)
67	Flintrock Inc.	(Delaware)
68	Frymaster LLC	(Louisianna)
69	FSV Private Limited	(Singapore)
70	Garland Catering Equipment Ltd.	(United Kingdom)
71	Garland Commercial Industries, LLC	(Delaware)
72	Garland Commercial Ranges Ltd	(Canada)
73	Glenluce Ltd.	(Isle of Man)
74	Grove Cranes Limited	(United Kingdom)
75	Grove Cranes S.L.	(Spain)
76	Grove Europe Pension Trustees Limited	(United Kingdom)
77	Grove U.S. LLC	(Delaware)
78	Guyon Production S.A.	(France)
79	H. Tieskens Beheer B.V	(Netherlands)
80	H. Tieskens Exploitatie B.V	(Netherlands)
81	Harford Duracool, LLC	(Wisconsin)
82	Homark Holdings Ltd.	(United Kingdom)
83	Inducs AG	(Switzerland)
84	J.H. Rayner (Mincing Lane) Limited	(United Kingdom)
85	Jackson MSC LLC	(Delaware)
86	Kitchen Ventilation Services Ltd.	(United Kingdom)
87	Kitecroft Ltd.	(United Kingdom)
88	Kleen-Seed Delinting Co., Inc.	(California)
89	KMT Refrigeration, Inc.	(Wisconsin)
90	Kysor / NAX Inc.	(Michigan)
91	Kysor CNI Inc.	(Michigan)
92	Kysor do Brasil Ltd	(Brazil)
93	Kysor Holdings, Inc.	(Delaware)
94	Kysor Industrial Corporation	(Michigan)
95	Kysor Industrial Corporation	(Nevada)
96	Kysor International Distribution Company	(Michigan)
97	Kysor Nevada Holding Corporation	(Nevada)
98	Kysor Warren de Mexico, S.R.L. de C.V.	(Mexico)
99	Kysor Warren Services, S.R.L. de C.V.	(Mexico)
100	Liftlux Potain GmbH	(Germany)
101	Lincoln Foodservice Products, LLC	(Delaware)
102	Lonray Inc.	(New York)
103	Magnet Group Supplementary Trustee Ltd.	(United Kingdom)
104	Manimex, S.A. de C.V.	(Mexico)
105	Manitowoc (Bermuda) Ltd.	(Bermuda)
106	Manitowoc (China) Foodservice Co., Ltd.	(China)
107	Manitowoc (Hangzhou) Refrigeration Co., Ltd	(China)
108	Manitowoc (Mauritius) Ltd.	(Mauritius)
109	Manitowoc Asia Global Sourcing	(China)
110	Manitowoc Beverage Systems Ltd.	(United Kingdom)
111	Manitowoc Company Foundation, The	(Michigan)
112	Manitowoc CP, Inc.	(Nevada)
113	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
114	Manitowoc Crane Equipment (China) Co., Ltd.	(China)

115	Manitowoc Crane Group (Brazil)	(Brazil)
116	Manitowoc Crane Group (UK) Limited	(United Kingdom)
117	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
118	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
119	Manitowoc Crane Group Chile Limitada	(Chile)
120	Manitowoc Crane Group CIS	(Russia)
121	Manitowoc Crane Group Czech Republic SRO	(Czech Republic)
122	Manitowoc Crane Group France SAS or MCG France SAS	(France)
123	Manitowoc Crane Group Germany GmbH	(Germany)
124	Manitowoc Crane Group Holding Germany Gmb	(Germany)
125	Manitowoc Crane Group Hungary Kft	(Hungary
126	Manitowoc Crane Group Ibéria Sl	(Spain)
127	Manitowoc Crane Group Inc.	(Philippines)
128	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
129	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
130	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
131	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
132	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
133	Manitowoc Crane Group Poland Sp	(Poland)
134	Manitowoc Crane Group Portugal Ltda	(Portugal)
135	Manitowoc Crane Group Slovakia SRO	(Slovak Republik)
136	Manitowoc Crane Group U.S. Holdings, LLC	(Tennessee)
137	Manitowoc Cranes, LLC	(Wisconsin)
138	Manitowoc Credit (China) Leasing Company Limited	(China)
139	Manitowoc Deutschland GmbH	(Germany)
140	Manitowoc DongYue Heavy Machinery Co., Ltd	(Singapore)
141	Manitowoc EMEA Holding SARL	(France)
142	Manitowoc Equipment Works, Inc.	(Nevada)
143	Manitowoc Europe Holdings Limited	(United Kingdom)
144	Manitowoc Europe Limited	(United Kingdom)
145	Manitowoc Finance (Luxembourg) Sarl	(Luxembourg)
146	Manitowoc Foodservice Companies, LLC	(Wisconsin)
147	Manitowoc Foodservice Europe Srl	(Italy
148	Manitowoc Foodservice Iberia, SAU	(Spain)
149	Manitowoc Foodservice International SAS	(France)
150	Manitowoc Foodservice UK Limited	(United Kingdom)
151	Manitowoc FP, Inc.	(Nevada)
152	Manitowoc France SAS	(France)
153	Manitowoc FSG Holdings, Inc.	(Wisconsin)
154	Manitowoc FSG International Holdings, Inc.	(Nevada)
155	Manitowoc FSG Mexico, SRL de C.V.	(Mexico)
156	Manitowoc FSG Operations, LLC	(Nevada)
157	Manitowoc FSG Services, LLC	(Wisconsin)
158	Manitowoc FSG U.S. Holding, LLC	(Delaware)
159	Manitowoc Funding LLC	(Nevada)
160	Manitowoc GEC Limited	(Ireland)
161	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
162	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
163	Manitowoc Holding Asia SAS	(France)
164	Manitowoc Holdings (Netherlands Antilles) B.V.	(Curacao)
165	Manitowoc India Private Limited	(India)
166	Manitowoc Insurance Company Ltd.	(Barbados)
167	Manitowoc Investment (Mauritius) Limited	(Mauritius)
168	Manitowoc Marine Group, LLC	(Nevada)
169	Manitowoc MEC, Inc.	(Nevada)
170	Manitowoc Potain	(United Kingdom)
171	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
172	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
173	Manitowoc TJ, SRL de C.V.	(Mexico)
174	Manitowoc Worldwide Holdings (France) SAS	(France)

175	Manitowoc Worldwide Holdings (France) SCS	(France)
176	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
177	Manston Ltd.	(British Virgin Islands)
178	Marinette Marine Corporation	(Wisconsin)
179	McCall Refrigeration, Inc.	(Wisconsin)
180	McCann’s Engineering & Manufacturing Co., LLC	(California)
181	Mealstream (UK) Ltd.	(United Kingdom)
182	Meliora Spectare Ltd.	(United Kingdom)
183	Merco/Savory LLC	(Delaware)
184	Merrychef Holdings Ltd.	(United Kingdom)
185	Merrychef Ltd.	(United Kingdom)
186	Merrychef Projects Ltd.	(United Kingdom)
187	MMG Holding Co., LLC	(Nevada)
188	MTW (Barbados) SRL	(Barbados)
189	MTW County Limited	(United Kingdom & United States)
190	Multiplex GmbH	(Germany)
191	Nanhai Fabristeel Kitchen Ware Co. Ltd.	(China)
192	National Crane Corporation	(Delaware)
193	New Ton Food Equipment Co. Ltd.	(Thailand)
194	NGI International Precious Metals, Inc.	(Delaware)
195	Nuvida Company	(California)
196	Potain GmbH	(Germany)
197	Potain India Pvt. Ltd.	(India)
198	Potain Ire Ltd	(Ireland)
199	Potain Pte Ltd	(Singapore)
200	Potain Technik GmbH	(Germany)
201	Pumpcroft Ltd.	(United Kingdom)
202	Research Sub Inc.	(California)
203	S&W Berisford Ltd.	(United Kingdom)
204	S.C.I Les Sthènes du Plateau	(France)
205	SAW Technologies Ltd.	(United Kingdom)
206	Shanghai Fabristeel Foodservice International Trade Co. Ltd.	(China)
207	Shanghai Manitowoc International Trading Co., Ltd	(China)
208	Société de Participation Minoritaire SARL (S.P.M. SARL)	(France)
209	Solum Grundstücks Vermeitungs GmbH	(Germany)
210	Steamhammer Ltd.	(United Kingdom)
211	Technyform Production S.A.	(France)
212	Temp-Rite International S.A.	(France)
213	Teuros SAU	(Spain)
214	The Delfield Company, LLC	(Delaware)
215	The Homark Group Ltd.	(United Kingdom)
216	TRUpour Ltd.	(Ireland)
217	Turner Curzon Ltd.	(United Kingdom)
218	Twilight Band Ltd.	(United Kingdom)
219	Viscount Catering Limited	(United Kingdom)
220	Waterroad Company Limited	(United Kingdom)
221	Welbilt Corporation	(Florida)
222	Welbilt Corporation	(Delaware)
223	Welbilt Holding Company	(Delaware)
224	Welbilt Manufacturing (Thailand) Ltd.	(Thailand)
225	Welbilt UK Ltd.	(United Kingdom)
226	Welbilt Walk-Ins LP	(Delaware)
227	Westran Corporation	(Michigan)
228	Whitlenge Acquisition Ltd.	(United Kingdom)
229	Whitlenge Drink Equipment Ltd.	(United Kingdom)